Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-274593) pertaining to the Blackthorn Therapeutics, Inc. 2015 Equity Incentive Plan, 2020 Equity Incentive Plan, 2023 Incentive Award Plan, and Employee Stock Purchase Plan of Neumora Therapeutics, Inc. of our report dated March 7, 2024, with respect to the consolidated financial statements of Neumora Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Jose, California

March 7, 2024